Exhibit 99.1

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Wag! Group Co. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: August 19, 2022

BATTERY VENTURES XI-A, L.P.

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

BATTERY VENTURES XI-B, L.P.

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

BATTERY INVESTMENT PARTNERS XI, LLC

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

BATTERY PARTNERS XI, LLC

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

BATTERY VENTURES XI-A SIDE FUND, L.P.

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

BATTERY VENTURES XI-B SIDE FUND, L.P.

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

BATTERY PARTNERS XI SIDE FUND, LLC

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

NEERAJ AGRAWAL

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

MICHAEL BROWN

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

JESSE FELDMAN

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

RUSSELL FLEISCHER

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

ROGER H. LEE

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

CHELSEA R. STONER

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

DHARMESH THAKKER

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

SCOTT R. TOBIN

By:	/s/ Christopher Schiavo
Name: Christopher Schiavo
Title: Attorney-in-Fact

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